Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Akeena Solar, Inc. of our report dated March 17, 2008, relating to the consolidated financial statements of Akeena Solar, Inc., included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2007.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/Burr, Pilger & Mayer LLP
San Francisco, California
January 27, 2009